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                                                                    Exhibit 23.1

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to an aggregate of 1,000,000 shares of Common Stock of IAS Communications, Inc. issuable pursuant to the agreements listed on the cover page of such Registration Statement and of our reports dated June 5, 1996 with respect to the financial statements and schedules of IAS Communications, Inc.as of April 30, 1996 and 1995 included in its Form 10 KSB filed with the Securities and Exchange Commission.

                                            /s/ Elliott, Tulk, Pryce, Anderson

                                                ELLIOTT, TULK, PRYCE, ANDERSON


Vancouver, British Columbia, Canada
April 21, 1997